Exhibit 99.1

Novelion Therapeutics Subsidiary Enters into
$20 Million Term Loan Agreement with Sarissa Capital and Broadfin Capital

Aegerion strengthens balance sheet and liquidity, positioning company for ongoing capital structure review

Vancouver, British Columbia, March 15, 2018 — Novelion Therapeutics Inc. (NASDAQ:NVLN), a biopharmaceutical company dedicated to developing new standards of care for individuals living with rare metabolic diseases, today announced that subsidiary Aegerion Pharmaceuticals, Inc. has entered into a new secured financing facility with affiliates of Sarissa Capital Management and Broadfin Capital (the “Lenders”) providing for a $20 million term loan to Aegerion, which has been fully drawn. Aegerion plans to use the capital to support the ongoing development of metreleptin in additional indications and for general corporate purposes.

Michael Price, chief financial officer of Novelion said, “We are fortunate to have shareholders who provided this financing that believe in the upside of the company. The additional cash strengthens Aegerion’s balance sheet and liquidity and allows for the continued execution of key near-term business priorities, particularly the ongoing development of metreleptin for additional indications, which we expect to be a meaningful future growth driver.  We continue to focus on cost control and expense management, and we are actively reviewing our overall capital structure with a view toward optimizing our assets for shareholders.  We have significant flexibility in our holding structure and in our capital structure, particularly with respect to Aegerion’s convertible notes, and are actively working with our advisors to determine the appropriate next steps to continue to improve our balance sheet and drive shareholder value.”

The term loan matures at the earliest of: August 15, 2019; 30 days prior to the maturity date of Aegerion’s 2.0% convertible senior notes due August 15, 2019; upon any restructuring or recapitalization of the convertible notes; or upon acceleration of the obligations under the term loan agreement. The loan accrues interest at 9.0% per annum, with all interest being payable in kind. Aegerion’s obligations under the new facility are secured by substantially all of its assets, including the intellectual property rights of MYALEPT® and JUXTAPID®, subject to customary exceptions.  This lien is subordinated only to the intercompany loan from Novelion, and is prepayable by Aegerion at any time without penalty.

Aegerion also entered into an amended and restated loan facility with Novelion.  The loan facility between Novelion and Aegerion was initially established in 2016 in connection with the business combination between Novelion (formerly, QLT Inc.) and Aegerion, and has been used to finance the business and operations of Aegerion since the completion of the business combination.  The Novelion facility has approximately $38.1 million in principal outstanding as of March 15, 2018, inclusive of interest that has been capitalized, accrues interest at 8.0% per annum, which interest is paid in kind unless otherwise elected by Aegerion, and is secured by the same collateral that secures the new facility with the Lenders.  The Novelion facility and related liens on Aegerion’s assets are senior to the new facility with the Lenders.

In connection with the completion of the new facility, the Lenders were collectively issued warrants to purchase approximately 1.8 million common shares of Novelion. The warrants have an exercise price equal to $4.40 per share, representing the volume weighted average price of Novelion common shares for the 20 trading days ending on March 14, 2018.

The new facility was unanimously approved by the disinterested members of the board of directors of Novelion and the Aegerion board of directors.  In connection with the negotiation and completion of the new facility, Novelion formed a special committee of its board of directors comprised solely of independent directors.  The special committee, which unanimously recommended the new facility to the disinterested members of the Novelion board of directors, received advice from legal and financial advisors.

Required Canadian Disclosures

Broadfin is considered to be a related party of Novelion, therefore the loan is considered to be a “related party transaction” under applicable Canadian securities laws. The loan and the issuance of the warrants in connection with the loan are exempt from the formal valuation and minority shareholder approval requirements of such Canadian securities laws.

Novelion did not file a Material Change Report under applicable Canadian securities laws more than 21 days before the closing of the loan given the opportunity that the loan presented to Aegerion to expeditiously obtain such financing.  In addition, because the loan is not subject to any minority shareholder approval, there was no other reason to delay the advancement of loan funds to Aegerion.

About Novelion Therapeutics

Novelion Therapeutics is a biopharmaceutical company dedicated to developing new standards of care for individuals living with rare metabolic diseases. Novelion has a rare disease product portfolio through its subsidiary, Aegerion Pharmaceuticals, Inc., which includes JUXTAPID® and MYALEPT®. The company seeks to advance its portfolio of rare disease therapies by investing in science and clinical development.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Novelion within the meaning of applicable laws and regulations and constitute “forward-looking information” within the meaning of applicable securities laws.  Any statements contained herein which do not describe historical facts, including statements regarding the expected benefits of the new loan, including the impact on the

Company’s position for ongoing capital structure review; the intended use of proceeds for the new loan; beliefs that the loan strengthens Aegerion’s balance sheet and liquidity and allows for the continued execution on key near-term business priorities; expectations for metreleptin, including that it will be a meaningful future growth driver; beliefs about the Company’s capital structure and Aegerion’s convertible notes and the ability of the Company to drive shareholder value are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, risks associated with the new loan and the amendments to the intercompany loan facility, including if the Company is not able to realize the expected benefits of the new facility, Aegerion’s previously disclosed criminal plea agreement and other settlement arrangements (including the government’s recitation of their assessment of the background of its case, the settlement itself and publicity related to the settlement), the risk that the government investigations and the settlement will give rise to third party demands, claims or litigation that could materially and adversely impact our results of operations, including demands or claims by, or litigation with, third party payers, healthcare providers, or patients or investors, for matters related to the subject matter of or disclosure in connection with the investigation or the settlement, the likelihood that the investigation could lead to potential investigations, claims or litigation by consumer protection agencies or groups, or provide a basis for product liability claims or litigation and the adverse effects the investigation and settlement could have on Aegerion’s commercial operations and contracts, along with those risks identified in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in our Annual Report on Form 10-K filed on March 30, 2017, our Quarterly Report on Form 10-Q filed on November 9, 2017, our Current Report on Form 8-K filed on January 31, 2018, and subsequent filings (including our upcoming Annual Report on Form 10-K), with the SEC, available on the SEC’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect our results of operations, profitability and cash flows, which would, in turn, have a significant and adverse impact on our stock price. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.  Except as required by law, we undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

Investors and others should note that we communicate with our investors and the public using our company website www.novelion.com, including, but not limited to, company disclosures, investor presentations and FAQs, SEC filings, press releases, public conference call transcripts and webcast transcripts. The information that we post on this website could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

CONTACT:

Amanda Murphy, Director, Investor Relations & Corporate Communications

Novelion Therapeutics

857-242-5024

amanda.murphy@novelion.com